Semi Annual Report dated 02/28/2006 for
Aggressive Growth Fund Class A

SEMI-ANNUAL

REPORT

FEBRUARY 28, 2006

Smith Barney

Aggressive Growth Fund Inc.

INVESTMENT PRODUCTS: NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Smith Barney

Aggressive Growth Fund Inc.

Semi-Annual Report  •  February 28, 2006

What’s

Inside

Fund Objective

The Fund seeks capital appreciation. It seeks to achieve this objective by investing primarily in common stocks of companies that the manager believes are experiencing, or will experience, growth in earnings that exceeds the average rate of earnings growth of the companies which comprise the S&P 500 Index.

“Smith Barney” and “Salomon Brothers” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the Fund’s investment manager, are not affiliated with Citigroup.

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy was mixed during the six-month reporting period. Early in the period, the economy overcame several headwinds, including high oil prices, rising short-term interest rates and geopolitical issues. After a 3.3% advance in the second quarter of 2005, third quarter gross domestic product (“GDP”)i growth was a strong 4.1%. This marked the tenth consecutive quarter in which GDP growth surpassed 3.0%. However, there were conflicting economic signals in the fourth quarter. While the Labor
Department announced that the unemployment rate fell to 4.7% in January 2006, its lowest level in four years, fourth quarter GDP growth was 1.7%. This decline was, in large part, due to slower consumer spending.

Given the economic expansion and inflationary concerns, the Federal Reserve Board (“Fed”)ii continued to raise interest rates throughout the period. After raising rates ten times from June 2004 through August 2005, the Fed increased its target for the federal funds rateiii in 0.25% increments four additional times over the reporting period. This represents the longest sustained Fed tightening cycle since the 1970s. All told, the Fed’s fourteen rate hikes have brought the target for the federal funds rate from 1.00% to 4.50%. After the end of the Fund’s reporting period, at its
March meeting, the Fed raised the federal funds rate by an additional 0.25% to 4.75%.

For the six-month period ended February 28,
2006, the U.S. stock market generated solid results, with the S&P 500 Indexiv returning 5.92%. Looking at the market more closely, small-cap stocks outperformed their mid- and large-cap counterparts, with the Russell 2000v,
Russell Midcapvi and Russell 1000vii Indexes returning 10.24%, 8.90%, and 6.20%, respectively. From an investment style perspective, value stocks generally outperformed growth stocks, with the Russell
3000 Valueviii and Russell 3000 Growthix Indexes returning 7.46% and 5.68%, respectively, over the reporting period.

Smith Barney Aggressive Growth Fund Inc.         I

Performance Review

For
the six months ended February 28, 2006, Class A shares of the Smith Barney Aggressive Growth Fund Inc., excluding sales charges, returned 10.31%. These shares outperformed the Fund’s unmanaged benchmark, the Russell 3000 Growth
Index, which returned 5.68% for the same period. The Lipper Multi-Cap Growth Funds Category Average1 increased 8.85%
over the same time frame.

Performance Snapshot as of February 28, 2006 (excluding sales charges) (unaudited)

6 Months

Aggressive Growth Fund — Class A Shares

10.31%

Russell 3000 Growth Index

5.68%

Lipper Multi-Cap Growth Funds Category Average

8.85%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above.
Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at
www.leggmason.com/InvestorServices.

Performance figures reflect reimbursements and/or voluntary fee waivers, without which the performance would have been lower.

All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class B shares returned 9.85%, Class C shares returned 9.91% and
Class Y shares returned 10.52% over the six months ended February 28, 2006.

Special Shareholder Notices

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed
the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s then existing investment management contract to terminate. The Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

[1]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 6-month period ended February 28, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 426 funds in the Fund’s Lipper category, and excluding sales charges.

II         Smith Barney Aggressive Growth Fund Inc.

Effective April 7, 2006, the Smith Barney Aggressive Growth Fund will be renamed the Legg Mason Partners Aggressive Growth Fund.

Information About Your Fund

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important
information concerning the Fund and the Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

March 30,
2006

Smith
Barney Aggressive Growth Fund Inc.          III

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: Keep in mind, the Fund may invest a significant portion of its assets in small- and mid-cap companies, which may be more volatile than an investment that focuses only on large-cap companies. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]

Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii

The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv

The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell
3000 Index.

vi

The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index, which represents approximately 25% of the total market capitalization of the Russell
1000 Index.

vii

The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell
3000 Index.

viii

The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix

The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

IV         Smith Barney Aggressive Growth Fund Inc.

Fund at a Glance (unaudited)

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report         1

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000
invested on September 1, 2005 and held for the six months ended February 28, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

Actual Total Return Without Sales Charges(2)

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

Expenses Paid During the Period(3)

Class A

10.31
%

$
1,000.00

$
1,103.10

1.11
%

$
5.79

Class B

9.85

1,000.00

1,098.50

1.93

10.04

Class C

9.91

1,000.00

1,099.10

1.83

9.52

Class Y

10.52

1,000.00

1,105.20

0.71

3.71

(1)

For the six months ended February 28, 2006.

(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)

Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

2         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Fund Expenses (unaudited) (continued)

Hypothetical
Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

Hypothetical Annualized Total Return

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

Expenses Paid During the Period(2)

Class A

5.00
%

$
1,000.00

$
1,019.29

1.11
%

$
5.56

Class B

5.00

1,000.00

1,015.22

1.93

9.64

Class C

5.00

1,000.00

1,015.72

1.83

9.15

Class Y

5.00

1,000.00

1,021.27

0.71

3.56

(1)

For the six months ended February 28, 2006.

(2)

Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual
Report         3

Schedule of Investments (February 28, 2006) (unaudited)

SMITH BARNEY AGGRESSIVE GROWTH FUND INC.

Shares

Security

Value

COMMON STOCKS — 99.6%

CONSUMER DISCRETIONARY — 12.0%

Media — 11.7%

7,750,000

Cablevision Systems Corp., New York Group, Class A Shares*

$
203,437,500

868,000

CBS Corp., Class B Shares

21,231,280

1,394,000

Comcast Corp., Class A Shares*

37,401,020

11,500,000

Comcast Corp., Special Class A Shares*

307,625,000

1,700,000

Discovery Holding Co., Class A Shares*

24,820,000

850,000

Liberty Global Inc., Series A Shares*

17,263,500

850,000

Liberty Global Inc., Series C Shares*

16,490,000

17,000,000

Liberty Media Corp., Class A Shares*

140,080,000

14,350,000

Time Warner Inc.

248,398,500

868,000

Viacom Inc., Class B Shares*

34,685,280

5,500,000

Walt Disney Co.

153,945,000

1,100,000

World Wrestling Entertainment Inc.

16,445,000

Total Media

1,221,822,080

Specialty Retail — 0.3%

2,907,200

Charming Shoppes Inc.*

38,927,408

TOTAL CONSUMER DISCRETIONARY

1,260,749,488

ENERGY — 15.1%

Energy Equipment & Services — 7.9%

1,447,500

Core Laboratories NV*

66,367,875

5,099,700

Grant Prideco Inc.*

206,384,859

12,800,000

Weatherford International Ltd.*

551,936,000

Total Energy Equipment & Services

824,688,734

Oil, Gas & Consumable Fuels — 7.2%

7,600,000

Anadarko Petroleum Corp.

753,616,000

55,930

Bill Barrett Corp.*

1,852,402

Total Oil, Gas & Consumable Fuels

755,468,402

TOTAL ENERGY

1,580,157,136

EXCHANGE TRADED — 1.3%

3,200,000

Nasdaq-100 Index Tracking Stock

131,520,000

FINANCIALS — 15.4%

Capital Markets — 13.0%

1,487,400

Cohen & Steers Inc.

33,421,878

30,000

Goldman Sachs Group Inc.

4,238,700

6,738,998

Lehman Brothers Holdings Inc.

983,556,758

4,400,000

Merrill Lynch & Co. Inc.

339,724,000

Total Capital Markets

1,360,941,336

Diversified Financial Services — 0.5%

897,100

CIT Group Inc.

48,237,067

See Notes to Financial Statements.

4         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Schedule of Investments (February 28, 2006) (unaudited)
(continued)

Shares

Security

Value

Insurance — 0.0%

27,637

National Financial Partners Corp.

$
1,626,437

Thrifts & Mortgage Finance — 1.9%

4,500,000

Astoria Financial Corp.

129,015,000

4,300,000

New York Community Bancorp Inc.

72,541,000

Total Thrifts & Mortgage Finance

201,556,000

TOTAL FINANCIALS

1,612,360,840

HEALTH CARE — 35.5%

Biotechnology — 18.8%

200,000

Albany Molecular Research Inc.*

2,018,000

1,550,000

Alkermes Inc.*

39,385,500

6,090,200

Amgen Inc.*

459,749,198

599,500

AP Pharma Inc.*

1,324,895

7,000,000

Biogen Idec Inc.*

330,750,000

1,732,725

CancerVax Corp.*

4,487,758

7,350,000

Chiron Corp.*

335,674,500

532,000

Genentech Inc.*

45,587,080

5,946,811

Genzyme Corp.*

412,351,875

4,600,000

ImClone Systems Inc.*

176,594,000

1,050,000

Isis Pharmaceuticals Inc.*

8,442,000

6,040,000

Millennium Pharmaceuticals Inc.*

63,299,200

880,000

Nabi Biopharmaceuticals*

3,616,800

750,000

Nanogen Inc.*

1,890,000

1,900,000

Vertex Pharmaceuticals Inc.*

82,156,000

620,665

ViaCell Inc.*

3,233,664

Total Biotechnology

1,970,560,470

Health Care Equipment & Supplies — 0.5%

864,400

Biosite Inc.*

46,746,752

200,000

Bioveris Corp.*

862,000

87,500

Cytyc Corp.*

2,522,625

Total Health Care Equipment & Supplies

50,131,377

Health Care Providers & Services — 9.5%

17,027,600

UnitedHealth Group Inc.

991,517,148

Pharmaceuticals — 6.7%

814,719

Corgentech Inc.*

7,169,527

8,000,000

Forest Laboratories Inc.*

367,200,000

2,156,000

Johnson & Johnson

124,293,400

5,150,000

King Pharmaceuticals Inc.*

83,687,500

768,303

Pfizer Inc.

20,121,856

800,520

Teva Pharmaceutical Industries Ltd., Sponsored ADR

33,613,835

3,600,000

Valeant Pharmaceuticals International

64,152,000

Total Pharmaceuticals

700,238,118

TOTAL HEALTH CARE

3,712,447,113

See Notes to Financial Statements.

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report         5

Schedule of Investments (February 28, 2006) (unaudited)
(continued)

Shares

Security

Value

INDUSTRIALS — 6.6%

Aerospace & Defense — 2.5%

3,179,475

L-3 Communications Holdings Inc.

$
264,246,167

Industrial Conglomerates — 3.3%

13,500,000

Tyco International Ltd.

348,165,000

Machinery — 0.8%

2,790,500

Pall Corp.

82,096,510

TOTAL INDUSTRIALS

694,507,677

INFORMATION TECHNOLOGY — 13.7%

Communications Equipment — 2.4%

3,175,000

C-COR Inc.*

22,542,500

7,500,000

Motorola Inc.

160,500,000

675,072

Nokia Oyj (a)

12,553,706

2,924,928

Nokia Oyj, Sponsored ADR

54,345,162

Total Communications Equipment

249,941,368

Computers & Peripherals — 2.9%

350,000

LaserCard Corp.*

6,394,500

8,595,000

Maxtor Corp.*

82,512,000

6,150,000

Quantum Corp.*

21,955,500

3,300,000

SanDisk Corp.*

199,122,000

Total Computers & Peripherals

309,984,000

Electronic Equipment & Instruments — 0.2%

26,445

Cogent Inc.*

615,111

689,000

Excel Technology Inc.*

20,573,540

Total Electronic Equipment & Instruments

21,188,651

Semiconductors & Semiconductor Equipment — 7.1%

4,500,000

Broadcom Corp., Class A Shares*

202,905,000

1,050,000

Cabot Microelectronics Corp.*

35,826,000

3,720,000

Cirrus Logic Inc.*

28,234,800

1,000,000

Cree Inc.*

29,950,000

1,270,000

DSP Group Inc.*

34,163,000

828,112

Freescale Semiconductor Inc., Class B Shares*

22,392,148

3,280,000

Intel Corp.

67,568,000

14,000,000

Micron Technology Inc.*

217,140,000

4,000,000

RF Micro Devices Inc.*

26,920,000

630,000

Standard Microsystems Corp.*

20,487,600

3,300,000

Teradyne Inc.*

55,407,000

Total Semiconductors & Semiconductor Equipment

740,993,548

Software — 1.1%

1,100,000

Advent Software Inc.*

30,580,000

1,350,000

Autodesk Inc.

50,827,500

680,800

Microsoft Corp.

18,313,520

See Notes to Financial Statements.

6         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Schedule of Investments (February 28, 2006) (unaudited)
(continued)

Shares

Security

Value

Software — 1.1% (continued)

785,500

RSA Security Inc.*

$
11,531,140

Total Software

111,252,160

TOTAL INFORMATION TECHNOLOGY

1,433,359,727

TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $6,581,307,894)

10,425,101,981

Face Amount

SHORT-TERM INVESTMENT — 0.2%

Repurchase Agreement — 0.2%

$
23,880,000

  Interest in $598,216,000 joint tri-party repurchase agreement dated 2/28/06 with Deutche Bank Securites Inc., 4.560% due 3/1/06; Proceeds at maturity
— $23,883,025; (Fully collateralized by various U.S. government agency obligations, 0.000% to 6.875% due 4/21/06 to 12/11/20; Market value — $24,357,622) (Cost — $23,880,000)

23,880,000

TOTAL INVESTMENTS — 99.8% (Cost — $6,605,187,894#)

10,448,981,981

Other Assets in Excess of Liabilities — 0.2%

18,720,263

TOTAL NET ASSETS — 100.0%

$
10,467,702,244

*

Non-income producing security.

(a)

Security is valued in good faith at fair value by or under the direction of the Board of Directors (See Note 1).

#

Aggregate cost for federal income tax purposes is substantially the same.

Abbreviation used in this schedule:

ADR

— American Depositary Receipt

See Notes to Financial Statements.

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual
Report         7

Statement of Assets and Liabilities (February 28, 2006) (unaudited)

ASSETS:

Investments, at value (Cost — $6,605,187,894)

$
10,448,981,981

Cash

669

Receivable for Fund shares sold

36,330,229

Dividends and interest receivable

3,820,701

Prepaid expenses

140,871

Total Assets

10,489,274,451

LIABILITIES:

Payable for Fund shares repurchased

11,142,133

Investment management fee payable

5,312,532

Transfer agent fees payable

2,873,609

Distribution fees payable

1,807,387

Payable for securities purchased

61,795

Directors’ fees payable

11,780

Accrued expenses

362,971

Total Liabilities

21,572,207

Total Net Assets

$
10,467,702,244

NET ASSETS:

Par value (Note 5)

$
971,314

Paid-in capital in excess of par value

6,703,045,339

Accumulated net investment loss

(43,196,452
)

Accumulated net realized loss on investments

(36,912,044
)

Net unrealized appreciation on investments

3,843,794,087

Total Net Assets

$
10,467,702,244

Shares Outstanding:

Class A

37,827,713

Class B

24,393,512

Class C

19,481,682

Class Y

15,428,527

Net Asset Value:

Class A (and redemption price)

$112.33

Class B *

$100.33

Class C *

$101.05

Class Y (and redemption price)

$116.83

Maximum Public Offering Price Per Share:

Class A (based on maximum sales charge of 5.00%)

$118.24

*

Redemption price is NAV of Class B and C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

8         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Statement of Operations (For the six months ended February 28, 2006) (unaudited)

INVESTMENT INCOME:

Dividends

$
23,341,449

Interest

646,667

Less: Foreign taxes withheld

(9,117
)

Total Investment Income

23,978,999

EXPENSES:

Investment management fee (Note 2)

30,611,793

Distribution fees (Notes 2 and 4)

25,870,058

Transfer agent fees (Notes 2 and 4)

6,514,079

Administration fees (Note 2)

3,536,054

Shareholder reports (Note 4)

355,117

Custody fees

148,382

Insurance

105,987

Directors’ fees

86,023

Registration fees

76,826

Legal fees

55,277

Audit and tax

21,689

Miscellaneous expenses

13,605

Total Expenses

67,394,890

Less: Investment management fee waivers and/or expense reimbursements (Note 2)

(219,439
)

Net Expenses

67,175,451

Net Investment Loss

(43,196,452
)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS (NOTES 1 AND 3):

Net Realized Loss From Investments

(26,367,916
)

Change in Net Unrealized Appreciation/Depreciation From Investments

1,022,354,309

Net Gain on Investments

995,986,393

Increase in Net Assets From Operations

$
952,789,941

See Notes to Financial Statements.

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report         9

Statements of Changes in Net Assets

For the six months ended February 28, 2006 (unaudited) and the year ended August 31, 2005

2006

2005

OPERATIONS:

Net investment loss

$
(43,196,452
)

$
(83,131,476
)

Net realized gain (loss)

(26,367,916
)

20,870,290

Change in net unrealized appreciation/depreciation

1,022,354,309

1,658,195,811

Increase in Net Assets From Operations

952,789,941

1,595,934,625

FUND SHARE TRANSACTIONS (NOTE 5):

Net proceeds from sale of shares

1,012,681,216

1,471,782,119

Cost of shares repurchased

(846,343,288
)

(1,599,340,210
)

Increase (Decrease) in Net Assets From Fund Share Transactions

166,337,928

(127,558,091
)

Increase in Net Assets

1,119,127,869

1,468,376,534

NET ASSETS:

Beginning of period

9,348,574,375

7,880,197,841

End of period*

$
10,467,702,244

$
9,348,574,375

* Includes accumulated net investment loss of:

$
(43,196,452
)

$
—

See Notes to Financial Statements.

10         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Financial Highlights

For a share of each class of capital stock outstanding throughout each year ended August 31, unless otherwise noted:

Class A Shares(1)

2006(2)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Period

$
101.83

$
84.33

$
78.36

$
62.24

$
91.46

$
110.53

Income (Loss) From Operations:

Net investment loss

(0.33
)

(0.63
)

(0.71
)

(0.58
)

(0.71
)

(0.79
)

Net realized and unrealized gain (loss)

10.83

18.13

6.68

16.70

(28.51
)

(18.28
)

Total Income (Loss) From Operations

10.50

17.50

5.97

16.12

(29.22
)

(19.07
)

Net Asset Value, End of Period

$
112.33

$
101.83

$
84.33

$
78.36

$
62.24

$
91.46

Total Return(3)

10.31
%

20.75
%

7.62
%

25.90
%

(31.95
)%

(17.25
)%

Net Assets, End of Period (millions)

$4,249

$3,677

$2,959

$2,332

$1,639

$1,952

Ratios to Average Net Assets:

Gross expenses

1.12
%(4)

1.21
%

1.21
%

1.22
%

1.21
%

1.17
%

Net expenses

1.11
(4)(5)

1.21

1.19
(5)

1.22

1.21

1.17

Net investment loss

(0.62
)(4)

(0.69
)

(0.82
)

(0.86
)

(0.88
)

(0.80
)

Portfolio Turnover Rate

0
%(6)

2
%

5
%

1
%

1
%

0
%(6)

(1)

Per share amounts have been calculated using the average shares method.

(2)

For the six months ended February 28, 2006 (unaudited).

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)

Annualized.

(5)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

(6)

Amount represents less than 1%.

See
Notes to Financial Statements.

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report         11

Financial Highlights (continued)

For a share of each class of capital stock outstanding throughout each year ended
August 31, unless otherwise noted:

Class B Shares(1)

2006(2)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Period

$
91.33

$
76.25

$
71.43

$
57.19

$
84.73

$
103.24

Income (Loss) From Operations:

Net investment loss

(0.68
)

(1.23
)

(1.28
)

(1.03
)

(1.26
)

(1.48
)

Net realized and unrealized gain (loss)

9.68

16.31

6.10

15.27

(26.28
)

(17.03
)

Total Income (Loss) From Operations

9.00

15.08

4.82

14.24

(27.54
)

(18.51
)

Net Asset Value, End of Period

$
100.33

$
91.33

$
76.25

$
71.43

$
57.19

$
84.73

Total Return(3)

9.85
%

19.78
%

6.75
%

24.90
%

(32.50
)%

(17.93
)%

Net Assets, End of Period (millions)

$2,447

$2,326

$2,124

$1,984

$1,542

$1,893

Ratios to Average Net Assets:

Gross expenses

1.94
%(4)

2.01
%

2.03
%

2.03
%

2.03
%

1.99
%

Net expenses

1.93
(4)(5)

2.01

2.01
(5)

2.03

2.03

1.99

Net investment loss

(1.44
)(4)

(1.49
)

(1.64
)

(1.67
)

(1.70
)

(1.62
)

Portfolio Turnover Rate

0
%(6)

2
%

5
%

1
%

1
%

0
%(6)

(1)

Per share amounts have been calculated using the average shares method.

(2)

For the six months ended February 28, 2006 (unaudited).

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)

Annualized.

(5)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

(6)

Amount represents less than 1%.

See Notes to Financial Statements.

12         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Financial Highlights (continued)

For a share of each class of capital stock outstanding
throughout each year ended August 31, unless otherwise noted:

Class C Shares(1)

2006(2)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Period

$
91.94

$
76.69

$
71.79

$
57.44

$
85.03

$
103.54

Income (Loss) From Operations:

Net investment loss

(0.64
)

(1.17
)

(1.22
)

(0.99
)

(1.20
)

(1.44
)

Net realized and unrealized gain (loss)

9.75

16.42

6.12

15.34

(26.39
)

(17.07
)

Total Income (Loss) From Operations

9.11

15.25

4.90

14.35

(27.59
)

(18.51
)

Net Asset Value, End of Period

$
101.05

$
91.94

$
76.69

$
71.79

$
57.44

$
85.03

Total Return(3)

9.91
%

19.89
%

6.83
%

24.98
%

(32.45
)%

(17.88
)%

Net Assets, End of Period (millions)

$1,969

$1,782

$1,611

$1,415

$1,076

$1,286

Ratios to Average Net Assets:

Gross expenses

1.83
%(4)

1.93
%

1.95
%

1.96
%

1.95
%

1.94
%

Net expenses

1.83
(4)(5)

1.93

1.93
(5)

1.96

1.95

1.94

Net investment loss

(1.34
)(4)

(1.40
)

(1.56
)

(1.60
)

(1.62
)

(1.57
)

Portfolio Turnover Rate

0
%(6)

2
%

5
%

1
%

1
%

0
%(6)

(1)

Per share amounts have been calculated using the average shares method.

(2)

For the six months ended February 28, 2006 (unaudited).

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)

Annualized.

(5)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

(6)

Amount represents less than 1%.

See Notes to Financial Statements.

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual
Report         13

Financial Highlights (continued)

For a
share of each class of capital stock outstanding throughout each year ended August 31, unless otherwise noted:

Class Y Shares(1)

2006(2)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Period

$
105.71

$
87.18

$
80.67

$
63.81

$
93.38

$
112.46

Income (Loss) From Operations:

Net investment loss

(0.12
)

(0.25
)

(0.36
)

(0.30
)

(0.41
)

(0.45
)

Net realized and unrealized gain (loss)

11.24

18.78

6.87

17.16

(29.16
)

(18.63
)

Total Income (Loss) From Operations

11.12

18.53

6.51

16.86

(29.57
)

(19.08
)

Net Asset Value, End of Period

$
116.83

$
105.71

$
87.18

$
80.67

$
63.81

$
93.38

Total Return(3)

10.52
%

21.25
%

8.07
%

26.42
%

(31.67
)%

(16.97
)%

Net Assets, End of Period (millions)

$1,803

$1,564

$1,186

$876

$178

$200

Ratios to Average Net Assets:

Gross expenses

0.71
%(4)

0.79
%

0.80
%

0.81
%

0.82
%

0.82
%

Net expenses

0.71
(4)(5)

0.79

0.78
(5)

0.81

0.82

0.82

Net investment loss

(0.22
)(4)

(0.27
)

(0.40
)

(0.43
)

(0.49
)

(0.45
)

Portfolio Turnover Rate

0
%(6)

2
%

5
%

1
%

1
%

0
%(6)

(1)

Per share amounts have been calculated using the average shares method.

(2)

For the six months ended February 28, 2006 (unaudited).

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)

Annualized.

(5)

The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

(6)

Amount represents less than 1%.

See Notes to Financial Statements.

14         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited)

1.
Organization and Significant Accounting Policies

The
Smith Barney Aggressive Growth Fund Inc. (the “Fund”), a Maryland corporation, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a diversified, open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Directors. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When
entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian take possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the
Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(d) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report         15

Notes to Financial Statements (unaudited) (continued)

The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(e) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(f) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(g) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(h) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share.

2.
Investment Management Agreement and Other Transactions with Affiliates

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc.
(“Legg Mason”). As a result, the Fund’s investment manager, Smith Barney Fund Management LLC (the “Manager” or “SBFM”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s existing investment advisory and administrative contracts to terminate.

16         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

 The
Fund’s shareholders approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

Prior to October 1, 2005, the Fund paid the Manager an investment advisory fee, which was calculated daily and paid monthly, at an annual rate of the Fund’s average daily net assets as follows:

Average Daily Net Assets

Annual Rate

First $5 billion

0.600%

Next $2.5 billion

0.575

Next $2.5 billion

0.550

Over $10 billion

0.500

Effective October 1, 2005, the investment advisory fee payable by the Fund was changed to the following:

Average Daily Net Assets

Annual Rate

First $1 billion

0.600%

Next $1 billion

0.575

Next $3 billion

0.550

Next $5 billion

0.525

Over $10 billion

0.500

Prior to the Legg Mason transaction, the Manager also acted as the Fund’s administrator for which the Fund paid a fee calculated at an annual rate of 0.15% of the Fund’s average daily net assets. This fee was calculated daily and paid monthly.

Effective December 1, 2005, as a result of the termination of the administrative contract, this administration fee was no longer applicable.

Under the new investment management agreement, effective December 1, 2005, the
Fund pays the Manager a management fee in accordance with the following schedule:

Average Daily Net Assets

Annual Rate

First $1 billion

0.750%

Next $1 billion

0.725

Next $3 billion

0.700

Next $5 billion

0.675

Over $10 billion

0.650

This fee is calculated daily and paid monthly.

During the six months ended February 28, 2006, the
Manager waived and/or reimbursed a portion of its investment management fee amounting to $219,439.

The Fund’s Board has approved
PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund, effective January 1, 2006. The principal business office of PFPC is located at

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual
Report         17

Notes to Financial Statements (unaudited) (continued)

 4400 Computer Drive, Westborough, MA 01581. Prior to January 1, 2006, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Fund’s transfer agent. Also, prior to January 1, 2006, PFPC and Primerica
Shareholder Services (“PSS”), another subsidiary of Citigroup, acted as the Fund’s sub-transfer agents. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC and PSS were responsible for shareholder recordkeeping and financial processing for all shareholder accounts and were paid by CTB. For the period ended February 28, 2006, the Fund paid transfer agent fees of $2,681,005 to CTB and $297 to PFPC. In addition, for the period ended February 28, 2006, the Fund paid $165,468 to other Citigroup affiliates for shareholder recordkeeping services.

The Fund’s Board has appointed the Fund’s current distributors, Citigroup Global Markets Inc. (“CGM”) and PFS Investments Inc. (“PFS”), and Legg Mason Investor Services, LLC (“LMIS”), a
wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Fund. The Fund’s Board has also approved an amended and restated Rule 12b-1 Plan. CGM, PFS and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer Fund shares in the future.

There is a maximum initial sales charge of 5.00% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 5.00%
on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

For the period ended February 28, 2006, CGM, PFS, their affiliates and LMIS received sales charges of approximately $3,230,000 on sales of the Fund’s Class A shares. In addition, for the period ended
February 28, 2006, CDSCs paid to CGM, PFS, their affiliates and LMIS were approximately:

Class A

Class B

Class C

CDSCs

$
5,000

$
852,000

$
19,000

For the period ended February 28, 2006, CGM and its affiliates received brokerage commissions of $9,000.

Certain officers and one Director of the Fund are employees of Legg Mason or its affiliates and do not receive compensation from the Fund.

3.
Investments

During the six months ended
February 28, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases

$
158,903,655

Sales

33,325,799

18         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

At February 28, 2006, the aggregate gross
unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

Gross unrealized appreciation

$
4,871,704,850

Gross unrealized depreciation

(1,027,910,763
)

Net unrealized appreciation

$
3,843,794,087

4.
Class Specific Expenses

The Fund has adopted a Rule
12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.75% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

For the six months ended February 28, 2006, class specific expenses were as follows:

Distribution Fees

Transfer Agent Fees

Shareholder Reports Expenses

Class A

$
4,887,462

$
2,907,927

$
134,623

Class B

11,764,692

2,550,208

119,625

Class C

9,217,904

1,051,641

72,926

Class Y

—

4,303

27,943

Total

$
25,870,058

$
6,514,079

$
355,117

5.
Capital Shares

At February 28, 2006, the Fund had
100 million shares of capital stock authorized with a par value of $0.01 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest in the Fund and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in
shares of each class were as follows:

Six Months Ended February 28, 2006

Year Ended August 31, 2005

Shares

Amount

Shares

Amount

Class A

Shares sold

4,740,694

$
508,453,961

7,697,876

$
707,498,638

Shares repurchased

(3,024,158
)

(324,053,745
)

(6,681,278
)

(616,988,508
)

Net Increase

1,716,536

$
184,400,216

1,016,598

$
90,510,130

Class B

Shares sold

1,183,141

$
113,532,799

2,722,020

$
225,093,209

Shares repurchased

(2,256,122
)

(215,630,194
)

(5,114,640
)

(424,707,589
)

Net Decrease

(1,072,981
)

$
(102,097,395
)

(2,392,620
)

$
(199,614,380
)

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report         19

Notes to Financial Statements (unaudited)
(continued)

Six Months Ended February 28, 2006

Year Ended August 31, 2005

Shares

Amount

Shares

Amount

Class C

Shares sold

1,757,548

$
170,148,263

2,725,883

$
227,495,003

Shares repurchased

(1,654,524
)

(159,423,936
)

(4,349,198
)

(363,318,387
)

Net Increase (Decrease)

103,024

$
10,724,327

(1,623,315
)

$
(135,823,384
)

Class Y

Shares sold

1,992,033

$
220,546,193

3,224,594

$
311,695,269

Shares repurchased

(1,356,052
)

(147,235,413
)

(2,034,108
)

(194,325,726
)

Net Increase

635,981

$
73,310,780

1,190,486

$
117,369,543

6.
Capital Loss Carryforward

As of August 31, 2005,
the Fund had, for federal income tax purposes, a net capital loss carryforward of $2,100,600 which expires in 2011. This amount will be available to offset any future taxable capital gains.

7.
Regulatory Matters

On May 31, 2005, the U.S.
Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment
Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that
CAM, the Citigroup business unit that, at the time, included the Fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First
Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to

20         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

 pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the
U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

8.
Legal Matters

Beginning in August 2005, five class
action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the funds’ management and other contracts with
SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On
October 5, 2005, a motion to consolidate the five actions and any subsequently- filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual
Report         21

Notes to Financial Statements (unaudited) (continued)

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc
(“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the
“Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the
Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on
Fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, SBFM believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, SBFM and the
Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

9.
Other Matters

On September 16, 2005, the staff of
the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the
1940 Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Funds or SBFM’s ability to perform investment management services relating to the Funds.

22         Smith Barney Aggressive Growth Fund Inc. 2006 Semi-Annual Report

Board Approval of Management Agreement (unaudited)

On June 23, 2005, Citigroup Inc. entered into a definitive agreement
(the “Transaction Agreement”) with Legg Mason, Inc. (“Legg Mason”) under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which included
Smith Barney Fund Management LLC, (the “Manager”), to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Manager (the “New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding CAM’s business and its combination with Legg Mason’s business. The Board members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 1, 2005, the Fund’s Board, including a majority of the Board members who are not “interested persons” of the Fund or the Manager as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management
Agreement, Legg Mason provided materials and information about Legg Mason, including its financial condition, asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and
Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board. The Independent Board Members, through their independent legal counsel, also requested and received additional information from
CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board members considered:

(i) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(ii) that, following the Transaction, CAM would be part of an organization focused on the asset management business;

Smith Barney Aggressive Growth Fund Inc.         23

Board Approval of Management Agreement (unaudited) (continued)

(iii) that Legg Mason is an experienced and
respected asset management firm, and that Legg Mason had advised the Board members that (a) it may wish to combine certain CAM operations with those of certain Legg Mason subsidiaries; (b) it expected that these combination processes would result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board oversight and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams would remain in place; and (c) in the future, it may recommend that Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(iv) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(v) that CAM management and Legg Mason advised the Board that following the Transaction, they did not expect any diminution in the nature, quality and extent of services provided to the Fund and its shareholders by the Manager, including compliance services;

(vi) that under the Transaction Agreement, Citigroup and Legg Mason agreed not to take any action not contemplated by the
Transaction or fail to take any action that to their respective knowledge would cause any “undue burden” on Fund shareholders under applicable provisions of the 1940 Act;

(vii) the assurances from Citigroup and Legg Mason that, for a three-year period following the closing of the Transaction,
Citigroup-affiliated broker-dealers would continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(viii) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason-sponsored funds;

(ix) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they had a financial interest in the matters that were being considered;

(x) the potential effects of regulatory restrictions on
the Fund if Citigroup-affiliated broker-dealers remained principal underwriters of the Fund after the closing of the Transaction;

(xi) the fact that the Fund’s total advisory and administrative fees would not increase by virtue of the New Management Agreement, but would remain the same;

(xii) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xiii) that the Fund would not bear the
costs of obtaining shareholder approval of the New Management Agreement;

(xiv) that the Fund would avail itself of
permissions granted under certain licensing arrangements between Citigroup and Legg Mason that would permit the Fund (including any share classes thereof) to maintain its current name, as well as all logos,

24         Smith Barney Aggressive Growth Fund Inc.

Board Approval of Management Agreement (unaudited) (continued)

 trademarks and service marks, related to Citigroup or any of its affiliates for some agreed upon time period after the closing of the Transaction ;
and

(xv) that within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Management Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance as it did when it renewed the current management agreement, and reached substantially the same conclusions.

Smith Barney Aggressive Growth Fund Inc.         25

Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to elect Directors of Smith Barney Aggressive Growth Fund Inc. and 2) to approve a new Management agreement for Smith Barney Aggressive Growth Fund Inc. The following tables provide the number of votes cast for, withheld or against, as well as the number of abstentions and/or broker non-votes as to each matter.

1. Election of Directors

Nominees:

Votes For

Authority Withheld

Abstentions

Paul R. Ades

51,973,861.131

1,460,941.562

82,608.805

Dwight B. Crane

51,960,664.999

1,474,137.694

82,608.805

Frank G. Hubbard

51,967,396.745

1,467,405.948

82,608.805

Jerome H. Miller

51,958,734.657

1,476,068.036

82,608.805

Ken Miller

51,973,463.909

1,461,338.784

82,608.805

R. Jay Gerken

51,934,552.998

1,461,281.885

121,576.615

2. Approval of New Management Agreement

Item Voted On

Votes For

Votes Against

Abstentions

Broker Non-Votes

New Management Agreement

48,609,147.272

974,650.720

1,087,740.506

2,845,873.000

26         Smith Barney Aggressive Growth Fund Inc.

Smith Barney Aggressive Growth Fund Inc.

DIRECTORS

Paul R. Ades

Dwight B. Crane

R. Jay Gerken, CFA

Chairman

Frank G. Hubbard

Jerome H. Miller

Ken Miller

OFFICERS

R. Jay Gerken, CFA

President and Chief
Executive Officer

Andrew B. Shoup

Senior Vice President and

Chief Administrative Officer

Kaprel Ozsolak

Chief Financial Officer
and Treasurer

Richard A. Freeman

Vice President and

Investment Officer

Ted P. Becker

Chief Compliance Officer

John Chiota

Chief Anti-Money Laundering Compliance Officer

Steven Frank

Controller

OFFICERS (continued)

Robert I.
Frenkel

Secretary and
Chief Legal Officer

INVESTMENT MANAGER

Smith
Barney Fund
Management LLC

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor Services, LLC

PFS Investments Inc.

CUSTODIAN

State Street Bank and Trust Company

TRANSFER AGENT

PFPC Inc.

4400 Computer Drive

Westborough,

Massachusetts 01581

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for the general information of the shareholders of the Smith Barney Aggressive Growth Fund Inc., but it may also be used as sales literature when preceded or accompanied by the current Prospectus.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/ InvestorServices

&.copy;2006 Legg Mason
Investor Services, LLC

Member NASD, SIPC

FD02208 4/06

06-9801

Smith Barney

Aggressive Growth Fund Inc.

SMITH BARNEY AGGRESSIVE GROWTH FUND INC.

Smith Barney Mutual Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The
Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C., and information on the operation of the
Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.leggmason.com/InvestorServices and (3)
on the SEC’s website at www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will continue to be listed under the Fund’s former Smith Barney Aggressive Growth Fund Inc. name.